Exhibit 10.3

FIRST AMENDMENT TO

AMENDED AND RESTATED MANAGING GENERAL AGENCY AGREEMENT

This First Amendment (the “First Amendment”) amends that certain Amended and Restated Managing General Agency Agreement entered into on November 5, 2020, (the “Agreement”) by and between TypTap Management Company, a Florida corporation (the “MGA”) and TypTap Insurance Company, a Florida-domestic property and casualty insurance company (the “Company”).

WHEREAS, the Company and MGA agree to amend Schedule I — Authorized Territory and Schedule IV — State Specific Contract Requirements;

NOW, THEREFOR, the Parties agree as follows:

1. The Schedule I — Authorized Territory language shall be amended and replaced by the following language:

“Authorized Territory: Upon each of the Company and the MGA obtaining applicable licenses and authorization, the MGA shall be authorized to represent the Company in Arkansas, Colorado, Connecticut, Georgia, Idaho, Illinois, Indiana, Iowa, Maine, Massachusetts, Michigan, Mississippi, Montana, Nevada, New Jersey, New Mexico, Rhode Island, South Carolina, South Dakota, Tennessee, Utah, West Virginia, Wisconsin and all other territories in which the Company and MGA have or obtain valid licenses, certificates of authority and/or other authorizations.”

2. The Schedule IV — State Specific Contract Requirements shall be amended by adding the following language:

“NEW JERSEY

Pursuant to New Jersey Code § 17:22C-6(g) if the contract permits the managing general agent to settle claims on behalf of the insurer the managing general agent shall comply with the requirements governing the settlement of claims set forth in subsections (9) and (10) of section 4 of P.L.1947, c.379 (C.17:29B-4), or sections 1 and 2 of P.L. 1975, c.101 (C.17B:30-13.1 and 17B:30-13.2), as applicable, and any regulations promulgated by the commissioner thereunder.”

3. This First Amendment shall become effective as of March 1, 2021, upon execution by the parties, after having received any required approval or deemed approval from the Florida Office of Insurance Regulation.

4. Any capitalized terms used in this First Amendment but not otherwise defined herein shall take the meanings ascribed to them in the Agreement. Except as set forth in this First Amendment, all other provisions of the Agreement shall remain in full force and effect.

IN WINESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the day and year set forth below.

TYPTAP INSURANCE COMPANY

By:	/s/ Kevin A. Mitchell
Print:	Kevin A. Mitchell
Date:	8/17/2022

TYPTAP MANAGEMENT COMPANY

By:	/s/ Brook Baker
Print:	Brook Baker
Date:	8/17/2022